Liberty Silver Corp. Announces Closing of US$1,210,000 Loan Facility

November 14, 2013 - Toronto, Ontario. Liberty Silver Corp. (TSX: LSL) (“Liberty” or the “Company”) today announced that, further to its news release of October 4, 2013, it has entered into an agreement in relation to a US$1,000,000 principal amount secured loan facility which has been increased to a principal amount of US$1,210,000 (the “Loan”) to be made available by BG Capital Group Ltd. (“BG”).

The Loan consists of up to US$1,110,000 of new credit facilities along with an additional US$100,000 that will be used to repay the amount remaining outstanding under unsecured promissory notes previously issued to BG by Liberty subsequent to the signing of the letter of intent relating to the Loan. The Company intends to use the funds from the Loan for general working capital purposes, thereby affording the Company more time to secure longer term financing for the Trinity Silver Project.

“The Loan will allow us to advance operations while we consider alternatives for more enduring sources of financing,” stated Tim Unwin, Chairman of the board of directors of Liberty.

The key terms of the Loan are as follows:

•

a total amount of up to US$1,210,000 is being advanced to Liberty, of which US$100,000 was previously advanced by way of promissory notes subsequent to the signing of the letter of intent relating to the Loan (which promissory notes are superseded by the Loan), US$202,500 was advanced upon closing of the Loan today (the “Closing Date”), and up to US$302,500 will be advanced on each of December 31, 2013, March 31, 2014 and June 30, 2014;

•

the outstanding principal amount bears interest at 11% per annum from date of advance and becomes due and payable in its entirety one year following the Closing Date (the “Maturity Date”). The Company has the option to extend the Maturity Date by six months, with interest payable at 15% per annum accruing on the outstanding principal amount during such extension period;

•

the Loan is secured by a charge on all of the assets of the Company; and

•

subject to Toronto Stock Exchange approval, if Liberty completes an arm’s length equity financing of US$500,000 or more at a price of not less than US$0.50 per common share of Liberty (each, a “Share”), Liberty may require BG to convert the outstanding principal and interest amount of the Loan into equity of Liberty on the same terms and conditions as the equity financing.

The lender pursuant to the Loan is BG. BG and certain of its related parties own 8,609,853 Shares and 6,500,000 Share purchase warrants, with each such warrant entitling BG to acquire one Share for US$0.65 until December 31, 2013 (the “Warrants”). As a condition of the Loan, BG has consented to the termination of the Warrants for no further consideration. Accordingly, following the closing of the loan facility transaction, BG now owns, directly and indirectly, 8,609,853 shares representing approximately 10.3% of the Company’s 83,991,945 issued and outstanding Shares. Other than pursuant to the Loan, the Company does not have any contractual or other relationship with BG.

As BG owns, directly or indirectly, more than 10% of the issued and outstanding Shares, BG is a “related party” of the Company and the Loan constitutes a “related party transaction” as such terms are defined by Multilateral Instrument 61-101- Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Therefore, in the absence of exemptions, the Company would be required to obtain a formal valuation for, and minority shareholder approval of, the “related party transaction”. Liberty is relying on the exemptions from the formal valuation and minority approval requirements of MI 61-101 pursuant to which such steps are not required in the event that the issuer is in serious financial difficulty and the transaction is designed to improve the financial condition of the issuer. The board of directors of the Company, all of whom are independent of BG and its affiliates, have determined, acting in good faith, that given Liberty’s present circumstances, the terms of the Loan are reasonable and Liberty is eligible for these formal valuation and minority approval exemptions from MI 61-101.

About Liberty Silver Corp.

Liberty is focused on exploring and advancing mineral properties located in North America. Liberty is led by an experienced board of directors and a skilled management team with significant experience managing exploration, development, and mining projects. Liberty is committed to creating value for its shareholders by utilizing its mitigated risk approach to developing new resources on its current properties, and by acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project.  Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management's expectations or assumptions with respect to, among other things, the Company’s present and future financial condition, the Company’s ability to refinance or convert the Loan upon maturity or to otherwise secure additional sources of financing, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the uses of proceeds from the Loan, future advances under or extensions to the Loan, and conversions of the Loan into equity of the Company. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; efforts required to comply with the terms of the Loan; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.